Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
Dialogic Corporation
Parsippany, New Jersey 07054

We consent to the incorporation by reference in Registration Statements No. 333-08183, No. 333-11373, and No. 333-26993 of Dialogic Corporation of Form S-8 and Registration Statement No. 333-11369 and Amendment No. 1 to Registration No. 333-11369 of Dialogic Corporation on Form S-3 of our report dated February 10, 1998 (except for Notes 7 and 9, as to which the date is February 18, 1998), incorporated by reference in this Annual Report on Form 10-K of Dialogic Corporation for the year ended December 31, 1997.


Parsippany, New Jersey                       DELOITTE & TOUCHE LLP
March 27, 1998